EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2020 relating to the consolidated financial statements which appear in Support.com, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Plante & Moran, PLLC

Denver, Colorado
August 7, 2020